LOAN AGREEMENT







                                 by and between

                     CONGRESS FINANCIAL CORPORATION (CANADA)

                                    as Agent

                                       and

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                   as Lenders

                                       and

                               MERISEL CANADA INC.

                                   as Borrower

                             Dated: January 12, 2001

                   Cdn. $100,000,000 Revolving Credit Facility

                                 LOAN AGREEMENT

         This Loan Agreement dated January 12, 2001 is entered into by and between Congress Financial Corporation (Canada), an Ontario corporation in its capacity as administrative and collateral agent for Lenders (together with its successors in such capacity, "Agent"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and, collectively "Lenders"), and Merisel Canada Inc., an Ontario corporation ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Agent and Lenders enter into certain financing arrangements with Borrower pursuant to which Lenders may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrower on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as administrative and collateral agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article 1
                                   DEFINITIONS

1.1      Definitions

         All terms used herein which are defined in the Personal Property Security Act (Ontario) shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower, Agent and any Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". References herein to any statute or any provision thereof include such statute or provision as amended, revised, re-enacted, and/or consolidated from time to time and any successor statute thereto or provision thereof. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. Canadian Dollars and the sign "$" mean lawful money of Canada. "US Dollars" and the sign "US$" mean lawful money of the United States of America. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

(a) "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance, but in any event, excluding Accounts due from Borrower's suppliers for services rendered by Borrower to such suppliers to the extent that such Accounts are not assignable without the consent of such suppliers.

(b) "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to (A) one (1) minus (B) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of US Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the US Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

(c) "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the Canadian Dollar Amount equal to: (a) the difference between: (i) the aggregate net book value of all assets other than goodwill of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a weighed average cost basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals) plus (b) Indebtedness of such Person and its Subsidiaries which is Subordinated Indebtedness.

(d) "Affiliates" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (ii) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (iii) any director or officer of Merisel, Inc. or any of its direct or indirect Subsidiaries. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

(e) "Agent" shall mean Congress Financial Corporation (Canada) in its capacity as administrative and collateral Agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor administrative and collateral Agent hereunder.

(f) "Agent's Cash Dominion" shall mean any time that funds received or deposited in Blocked Accounts are being transferred to the Payment Account pursuant to a notice given by Agent under Section 6.3(2) hereof.

(g) "Assignment and Acceptance" shall mean an Assignment and Acceptance in form and substance satisfactory to Agent delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.5 thereof.

(h) "Availability Reserves" shall mean, as of any date of determination, such amounts as Agent may from time to time establish and revise reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent, do or may reasonably be expected to affect either (i) the Collateral or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Agent and Lenders in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Agent and Lenders is or may have been incomplete, inaccurate or misleading in any material respect; or (c) to reflect outstanding Letter of Credit Accommodations as provided in
     Section 2.2 hereof; or (d) to reflect Agent's good faith estimate of the amount of any Priority Payables Reserve, or (e) $700,000 plus any other amounts required to reflect Agent's estimate of rent or the payments due and unpaid or which Agent reasonably expects will not be paid when due with respect to premises occupied by Borrower where Collateral is located; or
     (f) to reflect monies due to vendors or suppliers of Borrower which have been accrued on Borrower's general ledger as royalties, fees or other similar charges or as a general reserve for a "safety factor" relating to cross-border foreign currency adjustments; or (g) as the Syndication Reserve; or (h) in respect of any state of facts which Agent determines constitutes an Event of Default or would, with notice or passage of time or both, constitute an Event of Default. The amount of any Availability Reserve established by Agent shall have a reasonable relationship to the event, condition or circumstance which is the basis for such Availability Reserve as determined by Agent in good faith.

(i)  "BIA" shall mean the Bankruptcy and Insolvency Act (Canada).

(j)  "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

(k) "Business Day" shall mean a day (other than a Saturday, Sunday or statutory holiday in Ontario or New York) on which Agent's Toronto office, the Canadian Reference Bank's main Toronto office and banks in New York City are open for business in the normal course, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

(l) "Canadian Dollar Amount" shall mean, at any time, (a) as to any amount denominated in Canadian Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in Canadian Dollars as determined by Agent at such time on the basis of the Spot Rate for the purchase of Canadian Dollars with such currency.

(m) "Canadian Prime Rate" shall mean, at any time, the greater of (i) the rate from time to time publicly announced by the Canadian Reference Bank as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate at such time and (B) one (1%) percent per annum.

(n) "Canadian Prime Rate Loans" shall mean any Loans or portion thereof denominated in Canadian Dollars and on which interest is payable based on the Canadian Prime Rate in accordance with the terms hereof.

(o) "Canadian Reference Bank" shall mean Bank of Montreal, or its successors and assigns, or such other bank as Agent may from time to time designate.

(p) "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

(q) "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, limited liability company interests or other equivalents (however designated) of such Person's capital stock at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

(r) "Cash Equivalents" shall mean any of the following denominated in Canadian Dollars or US Dollars,:

(i)  any evidence of  Indebtedness  with a maturity  date of one hundred  eighty
     (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, or Canada or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America or Canada, as the case may be, is pledged in support thereof;

(ii) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less (after the date of the purchase thereof) of any financial institution that is a member of the Federal Reserve System or a bank organized under the laws of Canada, in any case having combined capital and surplus and undivided profits of not less than the
                           Canadian Dollar Amount of $250,000,000;

(iii)commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less (after the date of the purchase thereof) issued or guaranteed by a corporation (except an Affiliate of Borrower or any Obligor) organized under the laws of any State of the United States of America, the District of Columbia, Canada or any Province thereof, or a bank organized under the laws of any State of the United States of America or the laws of Canada or constituting a national banking association under the laws of the United States of America, in each case having a rating of at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or the Canadian Bond Rating Service or at least P-1 by Moody's Investors Service, Inc.

(iv) repurchase obligations with a term of not more than thirty (30) days (after the date of the purchase thereof) for underlying securities of the types described in clause (i) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than the Canadian Dollar Amount of $250,000,000;

(v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or Canada or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America or Canada, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and

(vi) investments   in  money   market   funds  and  mutual  funds  which  invest
     substantially all of their assets in securities of the types described in clauses (i) through (v) above.

(s)  "CCAA" shall mean the Companies' Creditors Arrangement Act (Canada).

(t) "CDOR Rate" shall mean, on any day, the annual rate of interest which is the rate based on an average 30 day rate applicable to Canadian Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc, definitions, as modified and amended from time to time) as of 10:00 a.m. on such day; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the 30 day rate applicable in Canadian Dollar bankers' acceptances quoted by any major
     Schedule I chartered bank selected by Agent as of 10:00 a.m. on such day.

(u) "Closing Date" shall mean the date of the first to occur of the making of the initial Loan or the issuance of the initial Letter of Credit Accommodations.

(v) "Closing Intercompany Indebtedness" shall mean Intercompany Indebtedness, the proceeds of which have been advanced on the Closing Date to or for the account of Borrower by Merisel Americas, Inc. in the amount approved by Agent.

(w) "Collateral" shall mean, collectively, Collateral as such term is defined in the General Security Agreement and Collateral as such term is defined in the Hypothec.

(x) "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signature pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.5 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

(y) "Congress" shall mean Congress Financial Corporation (Canada), an Ontario corporation, in its individual capacity and its successors and assigns.

(z) "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to Borrower pursuant to Sections 2.1 and 2.2 hereof.

(aa) "Defaulting  Lender"  shall  have the  meaning  set forth in  Section  6.10 hereof.

(bb) "Eligible Accounts" shall mean Accounts created by Borrower which satisfy the following criteria:

(i) such Accounts arise from the actual and bona fide sale of goods by Borrower or rendition of services by Borrower to Persons other than vendors or suppliers of Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(ii) such Accounts have credit terms not exceeding forty-five (45) days from invoice date and are not unpaid more than forty-five (45) days after the original due date thereof;

(iii)such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

(iv) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (other than any of the foregoing to the extent related to stock rotation programs customary for the industry and in the ordinary course of business of Borrower);

(v) the chief executive office of the account debtor with respect to such Accounts is located in Canada or United States of America, or, the Account is payable in Canadian Dollars or US Dollars and, at Agent's option, if the chief executive officer of the account debtor is located other than in Canada or United States of America, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in Canada in the currency in which the Account is denominated, sufficient to cover such Account, in form and substance satisfactory to Agent and, if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Agent, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

(vi) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance reasonably satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(vii)the account debtor with respect to such Accounts has not asserted a bona fide counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

(viii) there are no facts, events or occurrences known to Borrower or any Agent which would materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(ix) such Accounts are subject to the first priority, valid and perfected security interest of Lender;

(x) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an Affiliate of Borrower or any Obligor;

(xi) the account debtors with respect to such Accounts are not any foreign government, the federal government of Canada, any Province, political subdivision, department, agency or instrumentality thereof unless, upon Lender's request, the Financial Administration Act (Canada) or any similar foreign, provincial or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(xii)there are no proceedings or actions known to Borrower, Agent or any Lender which are threatened or pending against the account debtors with respect to such Accounts which might reasonably be expected to result in any material adverse change in any such account debtor's financial condition;

(xiii) such Accounts of a single account debtor or its affiliates do not constitute more than twenty-five percent (25%) (or such greater percentage as may be approved by Congress) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

(xiv)such Accounts are not owed by an account debtor who has Accounts unpaid more than forty-five (45) days after the original due date thereof which constitute more than fifty percent (50%) of the total Accounts of such account debtor; and
(xv) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Agent, acting reasonably, from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts).

General criteria for Eligible Accounts may be established and revised from time to time by Agent in the good faith exercise of its reasonable credit judgement. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

(cc) "Eligible Hardware" shall mean finished goods Inventory consisting of finished goods (including components) other than Eligible Software.

(dd) "Eligible Inventory" shall mean Eligible Hardware and Eligible Software held for resale in the ordinary course of the business of Borrower and which satisfy the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials; (b) work-in-process; (c) components which are not part of finished goods; (d) spare parts for Equipment used by Borrower; (e) packaging and shipping materials; (f) supplies used or consumed in Borrower's business; (g) Inventory at premises which are not owned and controlled by Borrower, except if Agent shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance reasonably satisfactory to Agent acknowledging Agent's first priority security interest in the Inventory, waiving or subordinating security interests, hypothecs and claims by such person against the Inventory and permitting Agent access to, and the right to remain on, the premises so as to exercise Agent's rights and remedies and otherwise deal with the Collateral; (h) Inventory subject to a security interest, hypothec or lien (including any purchase money security interest) in favour of any Person other than Lender except for purchase money security interests on Inventory supplied by such vendors and suppliers in favour of Borrower's vendors or suppliers which have been subordinated to Agent and Lenders on terms and conditions satisfactory to Agent; (i) bill and hold goods; (j) unserviceable, obsolete or slow moving Inventory; (k) Inventory which is not subject to the first priority, valid and perfected security interest, lien or hypothec of Agent;
     (l) damaged and/or defective Inventory; (m) Inventory purchased or sold on consignment; and (n) Inventory in transit from vendors to Borrower not purchased with Letter of Credit Accommodations and Inventory in transit between locations of Borrower for more than one (1) week. General criteria for Eligible Inventory may be established and revised from time to time by Agent in the good faith exercise of its reasonable credit judgement. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

(ee) "Eligible Software" shall mean finished goods Inventory consisting of software products and applications including operating systems, desktop applications, virus and security programs, financial programs and games.

(ff) "Eligible Transferee" shall mean (a) any Lender; (b) any Affiliate of a Lender; and (c) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Exchange Act) or any Canadian Subsidiary thereof approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected hereunder, Borrower, such approval not to be unreasonably withheld, conditioned or delayed by Borrower, and such approval to be deemed given by Borrower if no objection from Borrower is received by the assigning Lender and Agent within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender or Agent to Borrower; provided, that, neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Transferee.

(gg) "Environmental Laws" shall mean with respect to any Person all Canadian federal, state, provincial, district, local, municipal and foreign laws, statutes, rules, regulations, ordinances, orders, directives, permits, licenses and consent decrees relating to health, safety, hazardous, dangerous or toxic substances, waste or material, pollution and environmental matters, as now or at any time hereafter in effect, applicable to such Person and/or its business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

(hh) "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located (but excluding Borrower's Inventory).

(ii) "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which US Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

(jj) "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

(kk) "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

(ll) "Excess Availability" shall mean the Canadian Dollar Amount, as determined by Agent, calculated at any time, equal to: (a) the lesser of: (i) the aggregate amount of the Revolving Loans available to Borrower as of such time under Section 2.1(1) subject to the sublimits and Availability Reserves (except that the Syndication Reserve shall not be included in the Availability Reserves for the purpose of calculating Excess Availability on the Closing Date) from time to time established by Agent hereunder, and
     (ii) the Maximum Credit minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all due but unpaid Tax obligations and trade payables of Borrower which are more than 60 days past due as of such time (other than those being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and appropriate reserves therefor established in accordance with GAAP).

(mm) "Fee Letter" shall mean the letter agreement, dated on or about the date hereof, between Borrower and Agent, setting forth certain fees payable by Borrower to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(nn) "Financing Agreements" shall mean, collectively, this Agreement, the General Security Agreement, the Hypothec, the guarantee by Merisel Inc. of the Obligations in favour of Agent, and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(oo) "GAAP" shall mean generally accepted accounting principles in Canada as in effect from time to time as set forth in the opinions and pronouncements of the relevant Canadian public and private accounting boards and institutes which are applicable to the circumstances as of the date of determination consistently applied. If at any time any change in GAAP would affect the computation of the financial covenant set forth in Section 9.13 of this Agreement, and Borrower, Agent or Requisite Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such covenant shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Agent and Lenders reconciliation statements.

(pp) "General Security Agreement" shall mean the general security agreement dated on or about the date hereof given by Borrower in favour of Agent in respect of the Obligations.

(qq) "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(rr) "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

(ss) "Hedging Obligations" shall mean, with respect to any Person, the obligations of such Person under any of the following agreements or arrangements to the extent that the primary purpose thereof is the reduction of risk for fluctuations in interest rates or currency or commodity values relating to its customary business and not for speculative purposes: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

(tt) "Hypothec" shall mean the hypothec on movable property dated on or about the date hereof given by Borrower in favour of Congress in respect of the Obligations.

(uu) "Indebtedness" shall mean, with respect to any Person, any liability,

(i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, indentures or similar instruments;

(ii)  representing  the balance  deferred and unpaid of the
      purchase  price of any  property or  services,  other
      than  ordinary   course   compensation  to  employees
      (except  any such  balance  that (A)  constitutes  an
      account payable in the ordinary course of business of
      such  Person  in  connection  with  obtaining  goods,
      materials or services,  to the extent such balance is
      not  unpaid  more  than  ninety  (90)  days  past the
      original   invoice  date  therefor  unless  otherwise
      agreed by Agent or (B) is being contested in good faith by appropriate proceedings diligently pursued);

(iii)    all Capital Leases;

(iv) any contractual obligations, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received;

(v) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person, to the extent the holder thereof may require redemption prior to the termination of this Agreement;

(vi) all reimbursement obligations and other liabilities, contingent or otherwise, of such Person with respect to bonds, letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account;

(vii) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any security interest in, or mortgage or lien upon the interest in any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and

(viii) all obligations, liabilities and indebtedness of such
       Person  (marked  to  market)   constituting   Hedging
       Obligations.

(vv) Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

(ww) "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

(xx) "Intercompany Indebtedness" means unsecured Indebtedness owing by Borrower to Merisel, Inc. or Merisel Americas, Inc. or any other Subsidiary of Merisel, Inc.

(yy) "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

(zz) "Interest Rate" shall mean, as to Canadian Prime Rate Loans and other non-contingent Obligations denominated in Canadian Dollars, a rate of three-quarters of one percent (3/4%) per annum in excess of the Canadian Prime Rate, as to US Prime Rate Loans and other non-contingent Obligations denominated in US Dollars (except for Eurodollar Rate Loans), a rate of one-quarter of one percent (1/4%) per annum in excess of the US Prime Rate, as to Eurodollar Rate Loans, a rate of two (2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request by or on behalf of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower; provided that, the Interest Rate shall mean the rate of three percent (3%) per annum in excess of the Canadian Prime Rate as to Canadian Prime Rate Loans and other non-contingent Obligations denominated in Canadian Dollars, the rate of two and one-half percent (2 1/2%) per annum in excess of the US Prime Rate as to US Prime Loans and other non-contingent Obligations denominated in US Dollars (except for Eurodollar Rate Loans), the rate of four and one-quarter (4 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate, as to Eurodollar Rate Loans at Agent's option, without notice, (a) on Loans and non-contingent Obligations
     (i) for the period on and after the date of termination or non-renewal hereof until such time as Agent and Lenders have received full and final payment of all such Obligations and (ii) for the period from and after the date of the occurrence of an Event of Default so long as such Event of Default is continuing (notwithstanding entry of any judgment against Borrower) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Article 2 hereof (unless Agent and Lenders have consented in writing to making such amount available to Borrower).

(aaa) "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

(bbb) "Lenders" shall mean the financial institutions who are signatories hereto as lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.5 hereof, and their respective successors and assigns; sometimes being referred to herein individually as a "Lender".

(xx) "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guarantees denominated in Canadian Dollars or US Dollars which are from time to time either (a) issued or opened by Agent or any Lender for the account of Borrower or any Obligor or (b) with respect to which Agent on behalf of Lenders has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

(yy)   Loans" shall mean the Revolving Loans.

(zz) "Material Adverse Effect" shall mean a material adverse effect on (i) the financial condition, business, performance, operations or properties of Borrower, or (ii) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (iii) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent or any Lender upon the Collateral or any other property which is security for the Obligations; (iv) the Collateral of Borrower or the value of the Collateral; (v) the ability of Borrower to repay the Obligations or of Borrower or Merisel, Inc. to perform its obligations under this Agreement or any of the other Financing Agreements; or (vi) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent or any Lender under this Agreement or any of the other Financing Agreements.

(aaa) "Maximum Credit" shall mean an amount not exceeding $100,000,000 or such other lesser amount determined in accordance with Section 2.5 less, in each case, the Syndication Reserve.

(bbb) "Monthly Average Excess  Availability" shall have the meaning set forth in
Section 6.3(2).

(ccc) "Net Amount of Eligible Accounts" shall mean the gross Canadian Dollar Amount of Eligible Accounts less (a) sales, excise or similar Taxes included in the amount thereof and (b) until applied to reduce Eligible Accounts, returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available with respect to such Eligible Accounts and bona fide claims made with respect to such Eligible Accounts; provided that the amounts deducted under clauses (a) or (b) to reduce such gross amount shall not duplicate items for which Availability Reserves have been established by Agent.

(ddd) "Net OLV" shall mean the Canadian Dollar Amount to be realized from any orderly liquidation of Inventory at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of deductions for all commissions, taxes, duties, delivery, operating expenses and other liquidation costs.

(eee) "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is Net OLV of such Inventory, and (b) the denominator of which is the cost determined on a weighted average cost basis in accordance with GAAP of the aggregate amount of Inventory subject to such appraisal.

(fff)"Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Agent or any Lender arising under this Agreement or the other Financing Agreements, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any proceeding with respect to Borrower or any Obligor under the BIA, the CCAA, or any similar statute in any jurisdiction (including the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding, whether or not such amounts are allowed or allowable in whole or in part in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

(ggg)"Obligor" shall mean Merisel, Inc. and any other guarantor, endorser, acceptor, surety or other person liable on, or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

(hhh)"Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

(iii)"Participant" shall mean any financial institution that acquires and holds a participation in the interest of Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.8 of this Agreement governing participations.

(jjj) "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

(kkk) "Pension Plans" means each of the pension plans, if any, registered in accordance with the Income Tax Act (Canada) which Borrower sponsors or administers or into which Borrower makes contributions.

(lll) "Person" or "person" shall mean any individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

(mmm) "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

(nnn)"Priority Payables Reserve" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under federal, provincial, state, county, municipal, or local law including, but not limited, to claims for unremitted and accelerated rents, Taxes, wages, workers' compensation obligations, vacation pay, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Agent, acting reasonably, considers may be or may become subject to a right of a supplier to recover possession thereof under any federal or provincial law, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to
     Section 81.1 of the BIA.

(ooo) "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.5 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of
      Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

(ppp) "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

(qqq) "Renewal Date" shall have the meaning set forth in Section 13.1(1) hereof.

(rrr) "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (662/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (662/3%) percent of the then outstanding Obligations are owing.

(sss) "Revolving Loans" shall mean the loans now or hereafter made by Lenders to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

(ttt) "Special Agent Advances" shall have the meaning set forth in Section 12.10 hereof.

(uuu) "Spot Rate" shall mean, with respect to a currency, the rate quoted by the Canadian Reference Bank as the spot rate for the purchase by the Canadian Reference Bank of such currency with another currency at the close of business on the Business Day immediately preceding the date on which the foreign exchange computation is made.

(vvv) "Subordinated Indebtedness" shall mean Indebtedness of any Person that is unsecured and that is subordinated in right of payment to the full and final payment of all Obligations on terms and conditions acceptable to Agent and irrevocably designated in writing to Agent as "Subordinated Indebtedness" by Borrower and the holder of such Indebtedness.

(www)"Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

(xxx) "Syndication Reserve" shall mean an amount of $5,000,000 to be included as an Availability Reserve until such time as Congress has reduced its Commitment to an amount not exceeding $62,500,000.

(yyy) "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender's net income or capital by any jurisdiction (or any political subdivision thereof).

(zzz)    "Transferee" shall have the meaning set forth in Section 6.5 hereof.

(aaaa) "US Prime Rate" shall mean the rate announced by the US Reference Bank, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

(bbbb) "US Prime Rate Loans" shall mean any Loan or portion thereof denominated in US Dollars and on which interest is payable based on the US Prime Rate in accordance with the terms hereof.

(cccc) "US GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

(dddd) "US Reference Bank" shall mean First Union National Bank, or its successors and assigns, or such other bank as Agent may from time to time designate, acting reasonably.

(eeee) "Value" shall mean, with respect to Inventory, the Canadian Dollar Amount of the lower of (a) cost determined on a weighted average cost basis in accordance with GAAP or (b) net realizable value calculated by Borrower in accordance with GAAP.

(ffff)   "Voting Stock" shall mean with respect to any Person,  (i) one
         (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (ii) any Capital Stock of such Person convertible or exchangeable without restriction or further investment at the option of the holder thereof into Capital Stock of such Person described in clause (i) of this definition.

Article 2
                                CREDIT FACILITIES

2.1      Revolving Loans

(1) Subject to, and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans by way of Canadian Prime Rate Loans, US Prime Rate Loans and Eurodollar Rate Loans to Borrower from time to time in amounts requested by Borrower up to the aggregate principal amount equal to the sum of:

(a)      eighty-five (85%) percent of the Net Amount of Eligible Accounts,

                           plus

(b)      the lesser of:

(i) the sum of (A) the lesser of (x) fifty (50%) percent of the Value of Eligible Inventory consisting of Eligible Hardware and (y) 80% of the Net OLV of such Eligible Inventory and (B) the least of (x) twenty-five (25%) percent of the Value of Eligible Inventory consisting of Eligible Software, (y) 80% of the Net OLV of such Eligible Inventory and (z) $5,000,000, and

(ii)     $20,000,000

                           less

(c)      any Availability Reserves.

(2) Agent may, in its discretion acting reasonably, from time to time, (a) reduce the percentage referred to in Section 2.1(1)(a) to the extent that Agent determines: that the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased or may be reasonably anticipated to increase above five (5%) percent, (in which case such percentage shall be decreased by an amount not to exceed the excess of such dilution ratio over 5%) or (b) reduce the percentages referred to in Section 2.1(1)(b)(i) to the extent that Agent determines that: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased in any material respect, or (iii) there is a decrease in the Net Recovery Cost Percentage after the date hereof, or (iv) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the applicable percentage(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves. The amount of any reduction in any advance percentage by Agent pursuant to this
Section 2.1(2) shall have a reasonable relationship to the matter described herein which is the basis for such reduction in the good faith determination of Agent. To the extent an Availability Reserve shall have been established which is sufficient to address any event, condition or matter in a manner satisfactory to Agent, in its good faith determination, Agent shall not exercise its rights under this Section 2.2(2) to reduce the advance percentage, to address such event, condition or matter.

(3) Except in Agent's discretion, with the consent of all Lenders, the aggregate Canadian Dollar Amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding Canadian Dollar Amount of any component of the Loans, or the aggregate Canadian Dollar Amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(4) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or any Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

(4) The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's
Commitment, as the same may from time to time be amended with the written acknowledgment of Agent.

(5) Subject to the terms of this Agreement, Agent shall exclude Eligible Inventory being purchased with Letter of Credit Accommodations from the Value of Eligible Inventory for the purpose of Section 2.1(1)(b) and shall reduce the amount of Loans available to Borrower by the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing such Eligible Inventory as Revolving Loans to the extent required by Section 2.2(3)(a).

2.2      Letter of Credit Accommodations

(1) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions reasonably acceptable to Agent and the issuer thereof. Any payments made by Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Canadian Prime Rate Loans or US Prime Rate Loans, as applicable, to Borrower pursuant to this
Article 2. Agent shall administer Letter of Credit Accommodations in accordance with its customary practises and policies as from time to time in effect.

(2) In addition to any usual and customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to three-quarters of one (3/4%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrower to pay to Agent such letter of credit fee at a rate equal to three (3%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and
(ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty five (365) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

(3) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (a) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory which is not being air freighted and all negotiable documents of title with respect to such Eligible Inventory have been consigned to the issuer of the Letter of Credit Accommodation, the sum of (i) the percentage equal to one hundred (100%) percent minus the then applicable percentages set forth in Section 2.1(1)(b)(i) above of the Value of such Eligible Inventory, plus (ii) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within Canada and (b) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title with respect thereto have not been consigned to the issuer, an amount equal to one hundred (100%) percent of the face amount thereof and, without duplication, all other commitments and obligations made or incurred by Agent or any Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in
Section 2.2(3)(a) or Section 2.2(3)(b).

(4) Except in Agent's discretion, with the consent of all Lenders (i) the Canadian Dollar Amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith, shall not at any time exceed $10,000,000 at the time of the issuance thereof. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(3) to the extent of such cash collateral.

(5) Borrower shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation except to the extent that any such losses, claims, damages, liabilities, costs or expenses relate to the gross negligence or wilful misconduct of Agent and Lenders as determined by a final and non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, federal, provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except as caused by Lender's own gross negligent or wilful misconduct as determined by a final and non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(5) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

(6) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Agent or Lenders in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lenders unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Agent shall have the sole and exclusive right and authority to, and Borrower shall not: (a) at any time an Event of Default exists or has occurred and is continuing, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods or (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (b) at any time without Lender's written consent, (i) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (ii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in Borrower's name provided that if Agent proposes to take any action in Borrower's name prior to an Event of Default, Agent will use reasonable efforts to obtain Borrower's consent to such action prior to the taking thereof.

(7) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favour of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Agent. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favour of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Agent, for the ratable benefit of Lenders and to apply in all respects to Borrower so long as Borrower has consented to the terms thereof.

2.3      Commitments

         The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended with the written acknowledgment of Agent.

2.4      Availability Reserves

         All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

2.5      Changes in Maximum Credit

(1) If Borrower has reduced the Maximum Credit pursuant to Section 2.5(2), Agent may from time to time increase the amount of the Maximum Credit by $25,000,000 up to an amount not to exceed $100,000,000 and each Lender's Commitment shall be increased by its Pro Rata Share of such increase if Borrower requests a Loan which, if made, would cause the aggregate amount of Loans and Letter of Credit Accommodations outstanding to exceed the then existing Maximum Credit subject to the following:

(a) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred; and

(b) Borrower shall pay to Lender a fee of $125,000 which shall be fully earned as of and payable on the date of such increase.

(2) Borrower may upon not less than five (5) Business Days notice (which notice shall be irrevocable) to Agent, reduce from time to time the Maximum Credit to an amount not less than $50,000,000 and each Lender's Commitment shall be reduced proportionately subject to the following:

(a) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred; and

(b) any such reduction shall be in an amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof; and

         (c) Borrower shall pay to Agent a fee equal to one-quarter of one percent (1/4 %) of the amount of such reduction which shall be fully earned and payable as of the date of notice is given by Borrower with respect to such reduction.

Article 3
                                INTEREST AND FEES

3.1      Interest

(1) Borrower shall pay to Agent interest on the outstanding principal amount of Loans and other non-contingent Obligations not paid when due at the applicable Interest Rate. All interest accruing hereunder on and after an Event of Default or termination or non-renewal hereof shall be payable at the applicable Interest Rate on demand.

(2) Borrowers may from time to time request Eurodollar Rate Loans or that US Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from or on behalf of Borrower shall specify the amount of the US Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from or on behalf of Borrower, such Eurodollar Rate Loans shall be made or US Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no Interest Period shall extend beyond the then current Renewal Date or if any party hereto shall have sent any notice of termination of this Agreement, the date of termination of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than five (5) Interest Periods may be in effect at any one time (unless otherwise agreed by Agent and Borrower), (v) the aggregate amount of the Eurodollar Rate Loans to Borrower must be in an amount not less than US$5,000,000 or an integral multiple of US$1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower, shall not exceed eighty (80%) percent of the lowest principal amount of the Loans, which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent (but with no obligation of Agent or any Lender to make such Loans), and (vii) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to the Lenders and can be readily determined as of the date of request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for any Eurodollar Rate Loans or to convert US Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent, Lenders and US Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lenders and US Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

(3) Any Eurodollar Rate Loans shall automatically convert to US Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, unless otherwise agreed by Agent, at the end of the applicable Interest Period convert to US Prime Rate Loans in the event that the then current Renewal Date or the termination date of this Agreement would occur before the expiration of the next applicable Interest Period.
(4) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty five (365) day year in the case of Canadian Prime Rate Loans and a three hundred and sixty (360) year in the case of US Prime Rate Loans and Eurodollar Loans, as applicable and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Canadian Prime Rate or US Prime Rate, as applicable, effective on the first day of the month after any change in such Prime Rate is announced. The increase or decrease shall be based on the Canadian Prime Rate or US Prime Rate, as applicable, in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

(5) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant hereto at a rate based upon a 360 or 365 day year (the "First Rate"), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360 or 365, as applicable.

(6) Notwithstanding the provisions of this Article 3 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination.

(7) A certificate of an authorized signing officer of Agent as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

(8) For greater certainty, whenever any amount is payable under this Agreement or any Financing Agreement by Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method". As an example, when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum.

3.2      Unused Line Fee

         Borrower shall pay to Agent monthly an unused line fee in Canadian Dollars equal at a rate equal to one-quarter of one (1/4%) percent per annum calculated upon the amount by which Maximum Credit then in effect exceeds the average daily principal balance (in Canadian Dollar Amount) of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears with the first payment thereof to be made on February 1, 2001.

3.3      Other Fees

         Borrower shall pay to Agent for the benefit of itself and Lenders as set forth therein the fees and other amounts set forth in the Fee Letter by Borrower and Agent in the amounts and at the times specified therein.

3.4      Payments

         Unless otherwise specified by Agent, all interest, fees and other payments by Borrower hereunder shall be in the currency in which such Obligations are denominated.

3.5      Changes in Laws and Increased Costs of Loans

(1) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrower, (a) convert to US Prime Rate Loans in the event that any change in applicable law or regulation (or the interpretation or administration thereof) shall make it unlawful for a Lender, US Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (b) convert to US Prime Rate Loans at the end of the applicable Interest Period in the event that any change in applicable law or regulation (or the interpretation or administration thereof shall either (i) result in the increase in the costs to a Lender, US Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount reasonably deemed by Lender to be material, or (ii) reduce the amounts received or receivable by any Lender or Participant in respect thereof, by an amount deemed by Agent to be material or (c) convert to US Prime Loans at the end of the applicable Interest Period if the cost to a Agent, US Reference Bank or any Lender or Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent to be material. Borrower shall pay to Agent, for ratable benefit of the Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, any Lender, the US Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent or any Lender setting forth the basis for the determination of such amount necessary to compensate such Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

(2) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Agent for the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, such Lender, the US Reference Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

Article 4
                              CONDITIONS PRECEDENT

4.1      Conditions Precedent to Initial Loans and Letter of Credit
Accommodations

         Each of the following is a condition precedent to Lenders (or Agent on behalf of Lenders) making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

(1) Agent shall have received evidence (including, without limitation, any subordinations or releases of any other liens or security interests in the Collateral required by Agent), in form and substance satisfactory to Agent, that
(a) Agent has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements; and (b) any purchase money security interest in Borrower's Inventory existing on the date hereof does not extend to the proceeds thereof (other than insurance proceeds and cash proceeds not constituting Accounts, where applicable) unless such purchase money security interest has been subordinated to the security interests of Agent and Lenders in such assets in a manner satisfactory to Agent.

(2) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authorities;

(3) no act, condition or event shall have occurred in the assets, business or prospects of Borrower or Obligor since the date of Agent's latest field examination which has or is reasonably likely to have a Material Adverse Effect;

(4) Agent shall have completed a field review of the Borrower's reporting and record keeping methods, Records and such other information with respect to the Collateral as Agent may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

(5) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgements and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgements by lessors, mortgagees and warehousemen of Agent's security interests in the Collateral, waivers or subordinations by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Agent access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

(6) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as first loss payee and additional insured as required by Agent;

(7) the terms and conditions of the material distribution arrangements between Borrower and Compaq Canada, Hewlett Packard Canada, Toshiba Canada, Microsoft and IBM Canada shall be satisfactory to Agent and its counsel;

(8) the arrangements for termination of Borrower's existing receivables securitization program and the satisfaction of Borrower's outstanding obligations thereunder shall be satisfactory to Agent;

(9) Agent shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower and the Obligors with respect to the Financing Agreements and such other matters as Agent may request;

(10) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Lender;

(11) the Excess Availability as determined by Agent shall be at least $25,000,000 after giving effect to the initial Revolving Loans and Letter of Credit Accommodations made or to be made hereunder;

(12) Agent shall have received, in form and substance satisfactory to Agent, evidence that Merisel, Inc. shall have (a) repurchased all of its outstanding 12 1/2% Senior Notes due 2004 (the "Senior Notes") or (b) received the necessary consents from the holders of the Senior Notes satisfactory to Agent required to permit the transactions contemplated hereby or (c) deposited with an escrow agent satisfactory to Agent an amount equal to the outstanding principal amount of the Senior Notes on or before the Closing Date plus any repayment premiums and other amounts required to retire the Senior Notes, that such amounts to be used for the sole purpose of funding the repurchase of Senior Notes and the cash control and escrow arrangements satisfactory to Agent have been established or
(d) deposited an amount sufficient to redeem or defease the outstanding Senior Notes pursuant to the terms of the indenture governing the Senior Notes; and

(13) Borrower shall have established the Blocked Accounts and drawcheque arrangements and Agent shall have received, in form and substance satisfactory to Agent, all agreements with the depository banks and Borrower with respect to such Blocked Account as Agent may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower.

4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations

         Each of the following is an additional condition precedent to Loans and Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit
Accommodations:

(1) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date);

(2) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

(3) no law, regulation, order, judgment or decree of any Governmental Authority shall exist which, and neither Agent nor any Lender shall have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (A) purports to enjoin, prohibit, restrain or otherwise affect (1) the making of the Loans or the provision of Letter of Credit Accommodations or (2) the consummation of the transactions contemplated pursuant to the terms hereof of the Financing Agreements, or (B) has or could reasonably be expected to have a Material Adverse Effect.

Article 5
                              INTENTIONALLY DELETED

Article 6
                          COLLECTION AND ADMINISTRATION

6.1      Borrower's Loan Account

         Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

6.2      Statements

         Agent shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement may be subject to subsequent adjustment by Agent and notice of such adjustment shall be given to Borrower but each such statement shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been deemed to have been given or made by Agent in accordance with Section 13.2. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent by Borrower.

6.3      Collection of Accounts

(1) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, and Agent may establish and maintain bank accounts of Agent ("Payment Accounts") in each case with such banks as are acceptable to Agent into which Borrower shall, in accordance with Agent's instructions, promptly deposit and direct its account debtors that remit payments by electronic funds transfers to directly remit, all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, cheque or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are subject to the first priority security interest of Agent, that the depository bank has no lien upon, or right to setoff against the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, on a daily basis after receipt of written notice from Agent, in immediately available funds, all funds received or deposited into the Blocked Accounts to the Payment Accounts or such other bank account of Agent as Agent may from time to time designate for such purpose. Borrower agrees that all payments made to such Blocked Accounts shall be subject to the first priority security interest of Agent and that all payments made to such Payment Accounts or other funds received and collected by Agent, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Agent.

(2) From the date of this Agreement and until such time as the Four Month Average calculated by Agent is at least $20,000,000 and provided that no Event at Default has occurred and is continuing and no event, act, or condition has occurred which has or is reasonably likely to have a Material Adverse Effect, Agent shall instruct the depository banks at which the Blocked Accounts of Borrower are maintained to transfer all funds received or deposited into such Blocked Accounts to the Payment Account at any time that there are outstanding Loans made to or Letters of Credit Accommodations provided to Borrower.
Thereafter, Agent shall instruct the depository banks at which the Blocked Accounts of Borrower are maintained to transfer the funds on deposit in such Blocked Accounts to such operating bank account of Borrower as the Borrower may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Agent may from time to time further instruct the depository banks at which the Blocked Accounts of Borrower are maintained to transfer all funds received or deposited into such Blocked Accounts to the Payment Account at any time that the there are outstanding Loans made to, or Letter of Credit Accommodations provided for, Borrower, if any of the following have occurred:
(i) an Event of Default shall exist or have occurred and be continuing, or (ii) the Four Month Average calculated by Agent is less than $20,000,000 or (iii) Excess Availability is less than $20,000,000 for a period of ten (10) consecutive days or (iv) Excess Availability is less than $10,000,000 on any day. For the purposes of this Section 6.3(2), "Four Month Average" means the quotient of (x) the sum of the Monthly Average for each fiscal month during any period of four (4) consecutive months divided by (y) four (4). "Monthly Average" means the average daily Excess Availability during any fiscal month.

(3) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the date of receipt of immediately available funds by Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

(4) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Agent and Lenders, receive, subject to the first priority security interest of Agent, any monies, cheques, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent to the extent Borrower would be required to deposit same in Blocked Accounts or remit same to Agent under this Agreement provided that Borrower may transfer funds in Blocked Accounts as provided in Section 6.3(2). In no event shall the same be commingled with Borrower's own funds not held in the Blocked Accounts. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

6.4      Payments

(1) All  Obligations  shall be payable to the  Payment  Account as  provided  in
Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from Borrower or Obligor or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent or any Lender from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Agent and Lenders shall not apply any payments which it receives to any Eurodollar Rate Loans, except (i) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (ii) in the event that there are no outstanding Prime Rate Loans. At Agent option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. To the extent Agent or any Lender receives any payments or collections in respect of the Obligations in a currency other than Canadian Dollars or US Dollars, Agent may, at its option (but is not obligated to), convert such other currency to Canadian Dollars or US Dollars at the conversion rate on such date and in such market as Agent may reasonably select (regardless of whether such rate is the best available rate). Borrower shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the loan account of Borrower maintained by Agent). Payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Agent. At Agent option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Agent and Lenders free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim or defense of any kind.

(2) If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Agent and Lenders and does hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned to the extent that such Obligations are not validly reinstated and collectible. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

6.5      Taxes.

(1) Any and all payments by or on behalf of Borrower hereunder and under any other Financing Agreement shall be made, in accordance with Section 6.4 free and clear of and without deduction for any and all Taxes, excluding (i) income taxes imposed on the net income of any Lender (or any transferee or assignee of such Lender, including any Participant, any such transferee or assignee being referred to as a "Transferee"), and (ii) capital, franchise or similar taxes imposed on or determined by reference to the net income or capital of any Lender (or Transferee), in each case by Canada or by the jurisdiction under the laws of which such Lender (or Transferee) (A) is organized or any political subdivision thereof, or (B) has its applicable lending office located. In addition, Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(2) If Borrower shall be required by law to deduct or withhold in respect of any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (or Agent on behalf of such Lender) receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)     Borrower shall make such deductions and withholdings;

(iii) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) to the extent not paid to Agent and Lenders pursuant to clause (i) above, the Borrower shall also pay to Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes had not been imposed.

(3) Within thirty (30) days after the date of any payment by Borrower of Taxes or Other Taxes, upon Agent request, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

(4) Borrower will indemnify Agent and each Lender or Transferee for the full amount of Taxes and Other Taxes paid by Agent or such Lender (or Transferee, as applicable). If Agent or such Lender receives a refund in respect of any Taxes or Other Taxes for which Lender (or Transferee) has received payment from Borrower hereunder, shall credit to the loan account of Borrower the amount of such refund plus any interest received (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 6.5 with respect to the Taxes (to the extent lender determines that such refund is allocable to such Taxes or Other Taxes) or Other Taxes giving rise to such refund).

(5) Borrower shall not be required to indemnify any Non-Canadian Lender or to pay any additional amounts to any Non-Canadian Lender, in respect of federal withholding tax pursuant to subsections (1) or (3) above to the extent that the
(i) the obligation to withhold amounts with respect to Canadian federal withholding tax was applicable on the date such Non-Canadian Lender became a party to this Agreement (or, in the case of a Transferee that is a Participant, on the date such Participant became a Transferee hereunder) or, that, this subsection (4) shall not apply (A) to any Transferee that becomes a Transferee as a result of an assignment, participation, transfer or designation made at the request of Borrower.

6.6      Authorization to Make Loans

         Agent and each Lender is authorized to make the Loans and provide the Letter of Credit Accommodations (a) based upon written instructions received from anyone purporting to be an officer of Borrower or other person authorized in writing by Borrower or (b) at the discretion of Agent, in accordance with the provisions of this Agreement, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 12:00 noon Toronto time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

6.7      Use of Proceeds

         Borrower shall use the initial proceeds of the Loans provided by Lenders to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Agent on or about the Closing Date and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lenders to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof.

6.8      Pro Rata Treatment.

         Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans, and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.9      Sharing of Payments, Etc.
(1) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim any Agent or Lender may otherwise have, each Lender shall be entitled, at its option when an Event of Default has occurred and is existing hereof (but subject, as among Agent and Lenders, to the provisions of Section 12.3(2)), to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof. If any Lender (including Agent) shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(2) Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(3) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.10     Settlement Procedures

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without any requirement of prior notice to Lenders of the proposed Loans.

(b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Toronto time on the Business Day immediately preceding the date of each settlement computation; provided, that Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 2:00 p.m. Toronto time, then such Lender shall make the settlement transfer described in this Section by no later than 2:00 p.m. Toronto time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rate Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrower or actually settled with the applicable Lender as described in this Section.

(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by any Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

(d) If Agent is not funding a particular Loan to Borrower pursuant to this Section above on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to Borrower on such day. If Agent makes such corresponding amount available to such Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Interest Rate. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and Borrower shall immediately pay such corresponding amount to Agent for its own account. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by its Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower or any Obligor to Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower or Obligor of their duties and obligations hereunder.

(e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

Article 7
                       COLLATERAL REPORTING AND COVENANTS

7.1      Collateral Reporting

         Borrower shall provide Agent with the following documents in a form satisfactory to Lender:

(a)      with respect to Accounts:

(i) summary aged trial balance of Accounts for all customers with Account balances in excess of the Canadian Dollar Amount of $1,000,000 by due date on a weekly basis as of the last Business Day of each week by the second Business Day of the next week;

(ii) an aggregate aged balance of Accounts for all other customers by due date on a weekly basis as of the last Business Day of each week by the second Business
       Day of the next week;

(iii) a summary aged trial balance for all customers on a monthly basis as of the last Business Day of the preceding month within 20 days after the end of each month;

(iv) a roll forward of Accounts which includes total daily sales, total daily credits, total daily cash applications and total daily write-offs as of the close of business of the preceding Business Day by 11:00 a.m. each Business Day; and

(v) a listing of all credit notes for amounts in excess of the Canadian Dollar Amount of $500,000 on a weekly basis to the extent not previously provided by the second Business Day of each week.

(b) on a monthly basis within twenty (20) days after the end of each month end or more frequently as Agent may request:

(i)      perpetual Inventory reports;

(ii) Inventory reports by category, location, vendor aging and average costs;

(iii)    summary aged trial balance of accounts payable based on invoice date;

(iv)     Priority Payables report by category and amount;

(v)      Inventory obsolescence report; and

(vi) general ledger trial balance of Borrower (except for the last month of each fiscal quarter) and such other amount as Agent may reasonably request with respect to Borrower's general ledger accruals.

(c) a listing of Inventory subject to any purchase money security interest by vendor and average cost on a weekly basis as of the last Business Day of each week by the second Business Day of the next week.

(d)      upon Agent's reasonable request:

(i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements;

(ii)     copies of shipping and delivery documents; and

(iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower.

(e) such other reports as to the Collateral as Agent shall reasonably request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2      Accounts Covenants

(a) Borrower shall notify Agent promptly of: (a) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, in each case, involving an amount in excess of the Canadian Dollar Amount of $500,000 in aggregate, (b) all information relating to a material adverse change in the financial condition of any account debtor with an Account balance in excess of $500,000 to the extent known to Borrower and (c) any event or circumstance which, to Borrower's knowledge would cause Agent to consider any then existing Account in an amount in excess of the Canadian Dollar Amount of $500,000 as no longer constituting an Eligible Account. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Agent. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

(b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Agent any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $500,000. At any time that Inventory is returned, reclaimed or repossessed to or for the account of Borrower, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default under Section 10.1(1)(a) exists or has occurred and is continuing, Borrower shall, upon Agent's request, not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent except to the extent that Borrower is obligated to do so pursuant to agreements entered into with such account debtor in the ordinary course of business prior to the occurrence of or such Event of Default.

(c) With respect to each Eligible Account: (a) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (b) no payments shall be made thereon except payments immediately delivered to Agent or Borrower pursuant to Section 6.3 of this Agreement,
     (c) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (d) there shall be no setoffs, deductions, contras, defences, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement (e) none of the transactions giving rise thereto will violate any applicable federal or provincial laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, winding-up, moratorium and other similar laws generally affecting the rights of creditors and the fact that specific performance and injunction are equitable remedies available only in the discretion of the court and the fact that a Canadian court will render judgement denominated only in Canadian Dollars.

(d) Agent shall have the right at any time or times, in the name of a nominee of Agent, or in Agent's name, after the occurrence of an Event of Default to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(e) Upon Agent's request, Borrower shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrower until the Obligations are indefeasibly paid in full, all chattel paper and instruments which Borrower now owns or may at any time acquire promptly upon Borrower's receipt thereof, except as Agent may otherwise agree.

(f) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (a) notify any or all account debtors that the Accounts have been assigned to Agent and that Agent has a security interest, lien or hypothec therein and Agent may direct any or all accounts debtors to make payment of Accounts directly to Agent, (b) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (c) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (d) take whatever other action Agent may deem necessary or desirable for the protection of its interests. At any time that an Event of Default has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

(g) Borrower shall provide Agent with evidence satisfactory to it within 30 days after the Closing Date that Borrower has established a transactional coding system satisfactory to Agent.

7.3      Inventory Covenants

         With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct cycle counts in accordance with its current practice such that each stock keeping unit ("SKU") is counted at least once each year, but at any time or times as Agent may request on or after an Event of Default, and promptly following each such cycle count, Borrower shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such cycle count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales or returns of Inventory in the ordinary course of Borrower's business and Inventory that is under repair by a third party and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Agent's request, Borrower shall, at its expense, no more than once in any twelve
(12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent or upon which Agent is expressly permitted to rely; (e) Borrower shall, at its expense, no more than once as directed by Agent in any three (3) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written desktop appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent and upon which Agent is expressly permitted to rely; (f) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with applicable laws; (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall keep the Inventory in good and marketable condition (ordinary wear and tear, and defective or damaged Inventory upon receipt excepted); (i) Borrower shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval; and (j) Borrower shall notify Agent in writing at least ten (10) days in advance if it intends to acquire Inventory from Compaq Canada Inc. or an Affiliate thereof if such Inventory is not clearly identifiable as Compaq product.

7.4      Equipment Covenants

         With respect to the Equipment: (a) Borrower shall, at its expense, at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition as necessary to carry on its business as currently conducted (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not primarily for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business and obsolete Equipment not necessary for Borrower's business or Equipment permitted to be sold under
Section 9.7; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment having a book value in excess of $250,000 to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment.

7.5      Power of Attorney

         Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as Borrower's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) to have access to any postal box into which Borrower's mail is deposited and to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Agent's determination, to fulfil Borrower's obligations under this Agreement and the other Financing Agreements and sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (b) at any time an Event of Default exists or has occurred and is continuing or Agent's Cash Dominion exists (i) to take control in any manner of any item of payment or proceeds thereof, (ii) to have access to any lockbox of Borrower, (iii) to endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Agent's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, and (c) execute and file any PPSA or other financing statements or amendments thereto necessary or desirable to protect or preserve Agent's security interest or lien in the Collateral Agent; provided that Agent shall provide Borrower with a copy of any such filings. Borrower hereby releases Agent and Lenders and their officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.6      Right to Cure

         Agent may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower which default has or could reasonably be expected to have a Material Adverse Effect, (b) discharge Taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral that are not permitted hereunder and (c) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly. Nothing in this Section 7.6 shall limit Agent's right to exercise any remedy available to it under Section 10.2 if an Event of Default has occurred.

7.7      Access to Premises

         From time to time as requested by Agent, at the cost and expense of Borrower, (a) Agent or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request subject to the limitation that Agent shall be required to act reasonably in making such request prior to the occurrence of an Event of Default, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

Article 8
                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Agent and Lenders as of the Closing Date and each making of Loans or provision of Letter of Credit Accommodations hereunder the following (which shall survive the Closing Date), the truth and accuracy of which in all material respects are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lenders to Borrower:

8.1      Corporate Existence, Power and Authority; Subsidiaries

         Borrower is a corporation duly incorporated, validly existing and duly organized under the laws of its jurisdiction of incorporation and is duly qualified or registered as a foreign or extra-provincial corporation in all provinces, states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and, the other Financing Agreements to which Borrower is a party and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law which contravention would have a Material Adverse Effect or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, winding-up, moratorium and other laws affecting the rights of creditors and the fact that specific performance and injunction are equitable remedies available only in the discretion of the court and the fact that a Canadian court will render judgment demonstrated only in Canadian Dollars. Borrower does not have any subsidiaries except as set forth on the Information Certificate.
8.2      Financial Statements; No Material Adverse Change

         All financial statements relating to Borrower or Merisel, Inc. which have been or may hereafter be delivered by Borrower to Agent have been prepared in accordance with GAAP or US GAAP, as the case may be, and fairly present the financial condition and the results of operation of Borrower or Merisel, Inc., as the case may be, as at the dates and for the periods set forth therein (provided that monthly or quarterly statements are subject to normal year-end adjustments and may not contain footnotes required by GAAP or US GAAP, as applicable). Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no event, condition or act which has had or is reasonably likely to have a Material Adverse Effect, since the date of the most recent financial statements furnished by Borrower to Agent prior to the date of this Agreement.

8.3      Chief Executive Office; Collateral Locations

         The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth at the end of this Agreement and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with
Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

8.4      Priority of Liens; Title to Properties

         The security interests and liens granted to Agent, for itself and the ratable benefit of Lenders, under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on
Schedule 8.4 hereto (except to the extent that Agent requires the discharge thereof prior to the Closing Date) and the other liens permitted under Section
9.8 hereof. Borrower has good and marketable title to, or valid leasehold interests in, all of its properties and assets that are owned or leased by it subject to no liens, mortgages, pledges, security interests, hypothecs, encumbrances or charges of any kind, except those granted to Agent, for itself and the ratable benefit of Lenders, and such others as are specifically listed on Schedule 8.4 hereto (except to the extent that Agent requires the discharge thereof prior to the Closing Date) or permitted under Section 9.8 hereof.

8.5      Tax Returns

         Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Agent). All information in such tax returns, reports and declarations is complete and accurate in all material respects. To the best of Borrower's knowledge, Borrower has paid or caused to be paid all Taxes due and payable or claimed due and payable in any assessment received by it, except Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books in accordance with GAAP. Adequate provision has been made for the payment of all accrued and unpaid federal, provincial, municipal, local, foreign and other Taxes whether or not yet due and payable and whether or not disputed.

8.6      Litigation

         Except as set forth on the Information Certificate, there is as of the date hereof no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would reasonably be expected to have a Material Adverse Effect.

8.7      Compliance with Other Agreements and Applicable Laws

         Borrower is not in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, federal, provincial or local Governmental Authority except in each case as set forth on Schedule 8.7 or where such default, violation or non-compliance does not have or could not be reasonably expected to have a Material Adverse Effect.

8.8      Bank Accounts

         All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.15 below.

8.9      Accuracy and Completeness of Information

         All information furnished by or on behalf of Borrower in writing to Agent in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in any material respect. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect which has not been fully and accurately disclosed to Agent in writing.

8.10     Status of Pension Plans

         To the extent any Pension Plans are established after the date hereof, to the best knowledge of Borrower:

(1) Each of The Pension Plans are duly registered under all applicable provincial pension benefits legislation.

(2) All obligations of Borrower (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Pension Plans or the funding agreements therefor have been performed in a timely fashion. There are no outstanding material disputes concerning the assets held pursuant to any such funding agreement.

(3) All contributions or premiums required to be made by Borrower to the Pension Plans have been made in a timely fashion in accordance with the terms of the Pension Plans and applicable laws and regulations, other than current contributions not in arrears.

(4) All employee contributions to the Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by Borrower and fully paid into the Pension Plans in a timely fashion, other than current contributions not in arrears.

(5) All reports and disclosures relating to the Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion other than current contributions not in arrears.

(6) There have been no improper withdrawals, or applications of, the assets of any of the Pension Plans.

(7) No amount is owing by any of the Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute.

(8) The Pension Plans which are not defined contribution plans are fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles) as at the date of the most recent actuarial report filed with the applicable Governmental Authorities.

(9) Borrower, after diligent enquiry, has neither any knowledge, nor any grounds for believing, that any of the Pension Plans is the subject of an investigation, any other proceeding, an action or a claim. There exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

8.11     Environmental Compliance

(1) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder except to the extent any of foregoing have not or could not reasonably be expected to result in a Material Adverse Effect.

(2) There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials except to the extent any of foregoing have not or could not reasonably be expected to result in a Material Adverse Effect.

(3) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials except to the extent any of foregoing have not or could not reasonably be expected to result in a Material Adverse Effect.

(4) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect except to the extent any of foregoing have not or could not reasonably be expected to result in a Material Adverse Effect.

8.12     Survival of Warranties; Cumulative

         All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Agent and Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Agent and Lenders.

Article 9
                       AFFIRMATIVE AND NEGATIVE COVENANTS

9.1      Maintenance of Existence

         Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises necessary with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Agent at least thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Agent and Lender a certified copy of the Articles of Amendment of Borrower providing for the name change immediately following its filing.

9.2      New Collateral Locations

         Borrower may open any new location within Canada provided Borrower (a) gives Agent at least thirty (30) days prior written notice of the intended opening of any such new location if new security filings will be required to maintain Agent's lien for collateral and, if no filing is required, at least ten
(10) days prior written notice of such opening and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including landlord agreements, PPSA and other financing statements and such other evidence as Lender may require of the perfection of Lender's first priority security interests and liens in the Collateral where required by Lender.

9.3      Compliance with Laws, Regulations, Etc.

(1) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any federal, provincial or local governmental authority, including all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all Environmental Laws except for any matter that Borrower is contesting in good faith by appropriate proceedings diligently pursued and which is not reasonably expected to have a Material Adverse Effect.

(2) Borrower shall give both oral and written notice to Agent immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge (except to the extent that any of the following could not reasonably be expected to result in a Material Adverse Effect) of, (a) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any
Hazardous Material or (b) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (i) any non-compliance with or violation of any Environmental Law by Borrower or (ii) the release, spill or discharge, threatened or actual, of any Hazardous Material or (iii) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (iv) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

(3) Borrower shall indemnify and hold harmless Agent, each Lender and, its directors, officers, employees, agents, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including legal fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, for which Borrower is responsible including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans except to the extent any such losses, claims, damages, liabilities, costs or expenses related gross negligence or wilful misconduct of Agent or the applicable Lender or its directors, officers, employees, agents, successors and assigns as determined by a final non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3(3) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

9.4      Payment of Taxes and Claims

         Borrower shall duly pay and discharge all Taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for Taxes, assessments, contributions and charges the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books in accordance with GAAP. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise Taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

9.5      Insurance

         Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies (except policies for directors and officers' insurance, surety bonds, kidnap and ransom coverage, employed lawyers' liability and worker's compensation) shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower (in the absence of evidence satisfactory to Agent that Borrower will obtain the insurance required hereunder), in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and cancelling such insurance. Borrower shall cause Agent to be named as a loss payee or an additional insured as determined appropriate (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent (except policies for directors and officers' insurance, surety bonds, kidnap and ransom coverage, employed lawyers' liability and worker's compensation). Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for benefit of Lenders, as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations. In the absence of an Event of Default, Agent shall make insurance proceeds in an amount less than the Canadian Dollar Amount of $1,500,000, available to Borrower for replacement or repair of the Collateral.

9.6      Financial Statements and Other Information.

(1) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance  with GAAP and  Borrower  shall  furnish or cause to be  furnished to
Agent: (a) within thirty (30) days after the end of each fiscal month (other than a month which is the last month of a fiscal quarter) and within fifty (50) days after the month which is the last month of a fiscal quarter, monthly unaudited consolidated financial statements (including in each case balance sheets and statements of income and loss, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month subject to year-end adjustments and the absence of footnotes) together with a calculation of Adjusted Net Worth as of the end of such month; and (b) within one hundred and twenty (120) days after the end of the fiscal year ending December 31, 2000, financial statements for the fiscal year ending December 31, 2000, together with an unaudited balance sheet as at December 31, 2000 and a review engagement report of Deloitte & Touche LLP or another independent chartered accountant firm selected by Borrower and reasonably acceptable to Agent; and (c) within one hundred and twenty (120) days after the end of each fiscal year commencing with the fiscal year ending December 31, 2001, audited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of changes in financial position and statements of shareholders' equity) and, if Borrower has any Subsidiaries, unaudited consolidating financial statements of Borrower and its subsidiaries and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year (subject in the case of such consolidating financial statements to the absence of footnotes), together with the unqualified opinion of Deloitte & Touche LLP or another firm of independent chartered accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

(2) Borrower  shall  furnish or cause to be furnished to Agent (a) within thirty
(30) days after the end of each fiscal month, (other than a month which is the last month of a fiscal quarter) monthly unaudited consolidated financial statements (including balance sheets and statements of income and loss, all in reasonable detail, fairly presenting the financial position and the results of the operations of Merisel, Inc. and its Subsidiaries as of the end of and through such fiscal month subject to year-end adjustments and the absence of footnotes; (b) within fifty (50) days after the end of each fiscal quarter
(other  than  the  last  fiscal  quarter  of  each  year),  quarterly  unaudited consolidated financial statements (including balance sheets, statements of income and loss statements of cash flow and statements of cash flow and statement of shareholders' equity), all in reasonable detail, fairly representing the financial position and the results of the operations of Merisel, Inc. as of the end and through such fiscal quarter subject to year end adjustments and the absence of footnotes; and (c) within 120 days after the end of each fiscal year of Merisel, Inc. audited consolidated financial statements of Merisel, Inc., (including balance sheets, statements of income and loss, statements of changes in financial position and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Merisel, Inc. and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of Deloitte & Touche LLP or another firm of independent certified public accountants, which accountants shall be an independent certified public accounting firm selected by Merisel, Inc. and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with US GAAP, and present fairly the results of operations and financial condition of Merisel, Inc. and its subsidiaries as of the end of and for the fiscal year then ended.

(3) Borrower shall furnish or cause to be furnished to Agent within five (5) days after the end of each fiscal month a certificate of Borrower specifying the Monthly Average Excess Availability for the month just ended and the Four Month Average for the four (4) month period just ended together with detailed calculations thereof.

(4) Borrower shall promptly notify Agent in writing of the details of (a) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral involving an amount in excess of the Canadian Dollar Amount $500,000 or which would result in any Material Adverse Effect and (b) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

(5) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Merisel, Inc. sends to its shareholders generally and, if applicable, copies of all public reports and registration statements which Merisel, Inc. files with any securities commission or securities exchange having jurisdiction over Merisel, Inc..

(6) Borrower shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information with respect to the Collateral and the business of Borrower, as Agent may, from time to time, reasonably request. Borrower's annual forecasts shall be prepared on a monthly basis and shall include balance sheets, income statements, cash flows, Loan and availability schedules detailing projected monthly capital expenditures, acquisitions, Loan availability and financing requirements. Such forecasts shall be in a form consistent with the forecasts provided to Lender prior to the date hereof and shall be delivered to Lender at least 14 days prior to the commencement of each fiscal year. It is understood that such budgets, forecasts and projections are subject to significant contingencies, many of which are beyond the control of Borrower or Obligor and no assurance can be given that such budgets, forecasts or projections will be realized. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower any Participant or assignee or prospective Participant or assignee that agrees to maintain the confidentiality thereof pursuant to Section11.4. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Agent such information as they may have regarding the business of Borrower which may reasonably be requested by Agent. Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except as otherwise designated by Borrower to Agent in writing.

9.7      Sale of Assets, Consolidation, Amalgamation, Dissolution, Etc.

         Borrower shall not, directly or indirectly, (a) amalgamate with any other Person or permit any other Person to amalgamate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any shares or indebtedness to any other Person or any of its assets to any other Person except for (i) sales of Inventory in the ordinary course of business; (ii) the disposition of worn-out or obsolete Equipment or other tangible property or assets (other than Inventory) or Equipment or other tangible property or assets (other than Inventory) no longer used in the business of Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment or other tangible property or assets (other than Inventory) having an aggregate fair market value in excess of the Canadian Dollar Amount of $500,000 for all such Equipment, property or assets disposed of in any fiscal year of Borrower), (iii) sales of Equipment or other tangible property or assets subject to an eminent domain or condemnation proceeding or an insurance claim, (iv) sales of securities or other assets received in full or partial satisfaction of past due accounts so long as the book value thereof with respect to a particular sale does not exceed the Canadian Dollar Amount of $250,000 unless Agent has requested delivery to it of such security in accordance with Section 7.2(e), or Section 9.10(m) (v) assignments of leases, subleases, licenses or sublicenses of real property leased by Borrower with at least ten (10) days prior written notice to Agent or
(vi) except as permitted by Section 9.7(b)(v), assignments of leases, subleases, licenses or sublicenses of property other than Inventory or real property of Borrower with Agent's prior written consent not to be unreasonably withheld, or
(c) form or acquire any subsidiaries  without Agent's prior written consent,  or
(d) wind up, liquidate or dissolve.

9.8      Encumbrances

         Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

(a) liens, security interests and hypothecs of Agent for itself and the benefit of Lenders;

(b) liens securing the payment of Taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(c) non-consensual statutory liens (other than liens securing the payment of Taxes but including liens securing the claims or demands of materialmen, mechanics, carriers or warehousemen) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness or obligations which are not overdue or (ii) such liens secure indebtedness or obligations relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer (subject to customary deductions) or are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

(e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed the Canadian Dollar Amount of $5,000,000 in the aggregate principal amount at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be plus related interest, fees and expenses;

(f) deposits made in the ordinary course of business of Borrower in connection with payroll administration fees, worker's compensation, unemployment insurance or other types of social security benefits in each case consistent with the current practices of Borrower as of the date hereof or applicable legal requirements;

(g) liens arising from operating leases of Borrower and precautionary lien filings in respect thereof for Equipment having a value not in excess of the Canadian Dollar Amount of $2,000,000 in aggregate;

(h) purchase money security interests on Inventory and Accounts in favour of a vendor of Inventory approved by Agent securing amounts owing to such vendor not exceeding the principal amount of $10,000,000 in aggregate (pursuant to security documents reasonably acceptable to Agent and provided to Agent at least seven (7) days in advance of execution) subject to the limitation that such a purchase money security interest will only be permitted on Accounts and Proceeds if such security interest is subordinated to the security interests of the Agent and Lenders in the manner satisfactory to Agent;

(i) cash deposits (including rights of set-off) made by Borrower in the ordinary course of business with its insurance carriers to secure Borrower's liability for premiums payable to
      Borrower's insurance carriers in an aggregate amount not exceeding the Canadian Dollar Amount of $1,000,000;

(j) cash deposits with the owner or lessor of premises leased and operated by Borrower in the ordinary course of its business to secure performance by Borrower of its obligations under the terms of the lease for such premises in an aggregate amount not exceeding the Canadian Dollar Amount of $250,000;

(k) cash deposits with utilities or other providers of services to Borrower made by Borrower in the ordinary course of business to secure performance by Borrower of its obligations to such utilities or service providers in an aggregate amount not exceeding the Canadian Dollar Amount of $100,000;

(l) liens on amounts not to exceed the Canadian Dollar Amount of $2,000,000 in aggregate in Borrower's deposit or investment accounts, investment securities and Proceeds thereof (other than accounts where Collateral is held) to secure Hedging Obligations permitted under Section 9.9(g);

(m) cash deposits with banking or other financial institutions to secure Borrower's obligations to such banks or financial institutions in respect of cash management or payment processing arrangements entered into by Borrower and such bank or financial institution in the ordinary course of Borrower's business and in an amount not exceeding the Canadian Dollar Amount of $250,000 in the aggregate;

(n)   judgments  and other  similar  liens on  property  other  than
      Inventory or Accounts arising in connection with court proceedings to the extent that such liens do not result in an Event of Default under Section 10.1(4);

(o) any interest or title of a lessor, sublessor, licensee or licensor under any personal property lease, sublease or license agreement with Borrower as lessee, sublessee, licensor or licensee permitted under this Agreement; and

(p) liens on accounts due from Borrower's vendors and suppliers (other than in respect of returned Inventory) incurred with the prior written consent of Agent and Lender, not to be unreasonably withheld, and securing Indebtedness in the aggregate principal amount not exceeding $10,000,000;

(q) the security interests and liens set forth on Schedule 8.4 hereto (except to the extent that Agent requires the discharge thereof prior to the advance of the initial Loans hereunder; and

(r) licenses, leases or subleases entered into by Borrower as permitted under Section 9.7 (b)(v) or (vi).

9.9      Indebtedness

         Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except (a) the Obligations; (b) purchase money indebtedness (including Capital Leases) to the extent not incurred or secured by liens (including Capital Leases) in violation of any other provision of this Agreement; and (d) the Indebtedness set forth on
Schedule 9.9 hereto; provided, that, with respect to the Indebtedness set forth on Schedule 9.9 (other than the Indebtedness described in Section 1.1(uu)(ii))
(i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii)
Borrower shall furnish to Agent all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; (e) Subordinated Indebtedness bearing interest at a rate not exceeding thirteen percent (13%) per annum of Borrower owing to (i) Merisel, Inc. or Merisel Americas, Inc. or (ii) subject to execution and delivery of an intercreditor and subordination agreement with respect to such Indebtedness on terms and conditions satisfactory to Agent, to an Affiliate of Merisel, Inc.; (f) Intercompany Indebtedness (other than Subordinated Indebtedness) bearing an interest rate which does not exceed thirteen 13% per cent per annum; (g) Hedging Obligations of Borrower consisting of interest rate protection obligations entered into by Borrower in the ordinary course of the business of Borrower consistent with current practices of Borrower as of the date hereof; provided that such arrangements are not for speculative purposes and such Indebtedness is unsecured except to the extent otherwise permitted under Section 9.8(l); and Indebtedness secured by liens permitted under Sections 9.8(b), (c), (f), (g), (h), (i), (j), (k), (m), (n) and (p).

9.10     Loans, Investments, Guarantees, Etc.

         Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the shares or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) cash deposited in accounts permitted under Section 9.15 and Cash Equivalents held in such accounts for a period not exceeding five (5) Business Days; and (ii) investments in cash and Cash Equivalents other than as permitted under Section 9.10(b)(i) provided that (a) there are no Loans outstanding at the time such investments are made; and (b) unless waived in writing by Agent Borrower shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent and Lenders in such investments and such investments are pledged and delivered to Agent upon Agent's request; (c) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Agent all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; (d) unsecured guarantees of obligations of Borrower's account debtors to flooring plan providers relating to the sale of Inventory by Borrower in an amount not to exceed $2,500,000 individually outstanding at any time with respect to any account debtor or $10,000,000 outstanding at any time in the aggregate, (e) investments in connection with Hedging Obligations to the extent permitted under Sections 9.9(g) and 9.8(l), (f) obligations of Borrower to repurchase Inventory from flooring plan providers; provided that following the repurchase of Inventory pursuant to such obligations for an aggregate amount in excess of $5,000,000, no further such agreements will be entered into until such Inventory is sold for an aggregate amount at least equal to the aggregate purchase price paid by the Borrower upon such repurchase, (g) advances or deposits in connection with obligations under payroll administration plans, employee benefit programs, leases or credit card plans to the extent such advances and deposits are permitted under Section 9.8(f), (h) unsecured guarantees issued to credit card providers in a principal amount not to exceed $100,000 outstanding at any time, (i) advances or loans to employees or directors of Borrower in the ordinary course of business in a principal amount not to exceed the Canadian Dollar Amount of $500,000 in aggregate outstanding at any time, for necessary work-related travel or other ordinary expenses to be incurred by such employees or directors in connection with their work for Borrower; and necessary relocation expenses of such employees, (j) stock, debt and securities or other property received in connection with the bankruptcy or reorganization of, or in settlement of delinquent obligations of or disputes with Borrower's customers or suppliers provided, that, the original of any such stock or investment evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power assignment or endorsement by Borrower as Agent may request; and (m) obligations of account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Agent and the rateable benefit of Lenders, by Borrower and promptly delivered to Agent as so endorsed.

9.11     Dividends and Redemptions

         Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common shares or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing except that Borrower may declare and pay dividends in respect of any fiscal year of Borrower ending December 31, 2002 or thereafter subject to the satisfaction of the following conditions:

(a) as of the date of the declaration or payment of such dividend and after giving effect to the payment of such dividend, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

(b) the declaration and payment of such dividend shall be done in accordance with the requirements of all applicable laws and regulations including section 38 of the Ontario Business Corporations Act;

(c) Agent shall have received evidence satisfactory to it that (i) for the four (4) months preceding the date of declaration or payment of such dividend the Four Month Average was at least $20,000,000; (ii) projections establishing to the satisfaction of Agent that the Four Month Average for the month in which the dividend is to be paid and the three (3) months thereafter will be at least $20,000,000 and (iii) Excess Availability after giving effect to payment of such dividend will be at least $20,000,000; and

(d) Agent shall have received annual audited financial statements of Borrower which comply with the requirements of Section 9.6 for the fiscal year immediately preceding the fiscal year in which the dividend is to be paid.

9.12     Transactions with Affiliates

         Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, shareholder or any other Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with a Person who is not an Affiliate or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, director or other Affiliate of Borrower except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business; (ii) payments of trade payables owing to Merisel, Inc., Merisel Americas, Inc. or any Affiliate thereof provided, that Borrower's Excess Availability at the time of such payment is at least $2,000,000; (iii) payments of interest on account of Subordinated Indebtedness and Intercompany Indebtedness provided that as of the date of such payment and after giving effect to such payment, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred, (iv) payments of principal on account of Intercompany Indebtedness and Subordinated Indebtedness subject to satisfaction of the following conditions:

(A) as of the date of such payment and after giving effect to such payment, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

(B) such payment shall be done in accordance with the requirements of all applicable laws and regulations;

(C) in the case of principal payments on account of Subordinated Indebtedness, Agent shall have received evidence satisfactory to it that (i) for the four (4) months preceding the date of such payment the Four Month Average was at least $20,000,000;
         (ii) projections establishing to the satisfaction of Agent that the Four Month Average for the month in which such payment is to be paid and the three (3) months thereafter will be at least $20,000,000 and (iii) Excess Availability after giving effect to such payment will be at least $20,000,000;

(D) in the case of principal payments on account of Closing Intercompany Indebtedness, no such payments may be made until after January 12, 2002 and Borrower must maintain Monthly Average Excess Availability of at least $5,000,000 for a period of twelve (12) consecutive fiscal months after the date of such payment;

(iii) payment to be made to Merisel, Inc., Merisel Americas, Inc. or their respective Affiliates for management and management information systems services and the other services listed in Schedule 9.12 provided the arrangements for such services comply with Section 9.12(a) in an aggregate amount not to exceed $8,000,000 in 2001, $10,000,000 in 2002 and $12,000,000 in 2003 and except that such amount may be increased to $15,000,000 for 2003 if Merisel, Inc. materially upgrades its SAP system and provided that no such payment may be made at any time when an Event of Default or act, condition or event which with notice or the passage of time or both would constitute an Event of Default shall exist or have occurred.

9.13     Adjusted Net Worth

         Borrower shall, at all times, that Monthly Average Excess Availability as reported by Borrower or determined by Agent is less than $20,000,000, maintain Adjusted Net Worth of not less than $25,000,000. Adjusted Net Worth shall be determined by Lender as of the end of each month in which Borrower delivers the certificate contemplated by Section 9.6(3) based upon the most recently delivered monthly financial statements of Borrower which comply with the requirements of Section 9.6 in all respects.

9.14     Intellectual Property

         In the event Borrower obtains or applies for any material intellectual property rights or obtains any material licenses with respect thereto, Borrower shall immediately notify Agent thereof and shall provide to Agent copies of all written materials including, but not limited to, applications and licenses with respect to such intellectual property rights. At Lender's request, Borrower shall promptly execute and deliver to Agent an intellectual property security agreement or other security documentation in form and substance satisfactory to Lender, granting to Lender a perfected security interest in such intellectual property rights.

9.15     Additional Bank Accounts

         Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by Borrower to make payments of payroll, Taxes or other obligations to third parties or established in connection with its Hedging Obligations, after prior written notice to Agent.

9.16     Applications under the Companies' Creditors Arrangement Act

         Borrower acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors. Borrower agrees that it shall not file any plan of arrangement under the CCAA ("CCAA Plan") which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor of Borrower for purposes of such CCAA Plan or otherwise.

9.17     Operation of Pension Plans

         With respect to any Pension  Plans  established  after the date of this
Agreement:

(1) Borrower shall administer the Pension Plans in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation.

(2) Borrower shall use reasonable efforts to deliver to Agent an undertaking of the funding agent for each of the Pension Plans stating that the funding agent will notify Lender within 7 days of Borrower's failure to make any required contribution to the applicable Pension Plan.

(3) Borrower shall not accept payment of any amount from any of the Pension Plans without the prior written consent of Agent except for the reimbursement of reasonable expenses.

(4) Without the prior written consent of Agent, Borrower shall not terminate, or cause to be terminated, any of the Pension Plans (other than defined benefit plans), if such plan would have a solvency deficiency on termination.

(5) Borrower shall promptly provide Agent with any documentation relating to any of the Pension Plans as Agent may reasonably request. Borrower shall notify Lender within 30 days of (a) a material increase in the liabilities of any of the Pension Plans and receipt of an actuarial report disclosing a material increase; (b) the establishment of a new registered pension plan; and (c) commencing payment of contributions to a Pension Plan to which Borrower had not previously been contributing.

9.18     Costs and Expenses

         Borrower shall pay to Lender promptly upon demand all reasonable costs, expenses, filing fees and Taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, the rights of Agent and Lenders in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including PPSA financing statement and other similar filing and recording fees and Taxes, documentary Taxes, intangibles Taxes and mortgage recording Taxes and fees, if applicable but excluding Agent or Lender franchise or income taxes); (b) all insurance premiums paid by Agent or any Lender in accordance with this Agreement or any other Financing Agreement, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting cheques and other items of payment, and establishing and maintaining the Blocked Accounts, if any, together with Agent's or Lender's customary charges and fees with respect thereto - Congress to advise; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent for ratable benefit of Lenders, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters but excluding any of the foregoing relating to the gross negligence or wilful misconduct of Agent or any Lender with respect to such matter as determined by a final non-appealable order of a court of competent jurisdiction); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent or any Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Agent's or any Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Agent and Lender in connection with any of the foregoing.

9.19     Further Assurances

         At the request of Agent at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and liens and the priority thereof in the Collateral and otherwise reasonably required to effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied on the date thereof. In the event of such request by Agent, Agent and Lenders may, at their option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined in good faith that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Agent to execute and file one or more PPSA or other financing statements or notices signed only by Lender or Lender's representative, provided that Agent shall provide Borrower with a copy of PPSA or other financing statements.

Article 10
                         EVENTS OF DEFAULT AND REMEDIES

10.1     Events of Default

         The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

(1) (a) Borrower fails to pay when due any of the Obligations (b) Borrower fails to perform any of the covenants contained in Sections 6.3, 6.7, 7.7, 9.1, 9.2, 9.5, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.16 of this Agreement or (c) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(1)(a) and 10.1(1)(b) above and such failure shall continue for ten (10) days (except in the case of Section 7.1, 7.2, 7.3 and 9.13 the period shall be five (5) days); provided, that, such five (5) or ten (10) day period, as applicable, shall not apply in the case of: an intentional breach by Borrower of any such covenant.

(2) any representation, warranty or statement of fact made by Borrower or any Obligor to Agent or any Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(3) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favour of Lender;

(4) (a) any judgment or judgments for the payment of money is rendered against Borrower or any Obligor in excess of the Canadian Dollar Amount of $2,000,000 in any one case or in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or (b) any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets which judgment involves Collateral having value in excess of $500,000, or which would have or could reasonably be expected to have a Material Adverse Effect and remains undischarged or unvacated for a period in excess of thirty (30) days or such injunction, execution, attachment or garnishment shall at any time not be effectively stayed;

(5) Borrower or any Obligor, which is a partnership, limited liability company, limited partnership, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business or gives notice of its intention to do so;

(6) Borrower or any Obligor becomes insolvent under applicable law, makes an assignment for the benefit of creditors or proposes to make, makes or sends notice of a bulk sale or calls a meeting of its creditors or principal creditors;

(7) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five (45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(8) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed or commenced by Borrower or any Obligor for all or any part of its property including, without limitation, if Borrower or any Obligor shall:

(a) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its property and assets;

(b) be unable, or admit in writing its inability, to pay its debts as they mature, or commit any other act of bankruptcy;

(c)      make a general assignment for the benefit of creditors;

(d) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors;

(e) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding; or

(f) take any corporate action for the purpose of effecting any of the foregoing;

(9) (a) any default by Borrower under any agreement creating a purchase money security interest in its inventory in respect of which (i) the creditor has notified Borrower in writing of such default and its intention to terminate its relationship with Borrower and its intention to accelerate all or a material part of Indebtedness due to it or exercise any other remedy available to it other than ceasing to extend credit to Borrower or (ii) such creditor has accelerated such Indebtedness or exercised any such remedy, or (b) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness (other than as referenced to in Section 10.1(1)(a) or 10.1(9)(a) owing to any person other than Agent and Lenders or creditors referred to in Section 10.1(9)(a), in any case in an amount in excess of the Canadian Dollar Amount of $2,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or (c) any default by Borrower or any Obligor under any material contract, distribution or supply agreement, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto and such default has or could be reasonably expected to have a Material Adverse Effect;

(10)     any change in the ownership of Borrower;

(11) charging of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material property of Borrower or such Obligor;

(12) there shall be an act, condition or event which has a Material Adverse Effect after the date hereof;

(13) there shall be a breach or failure to comply with any material provision of any intercreditor agreement or subordination agreement with respect to Borrower or any Obligor by any party thereto other than Agent or any Lender; or

(14) a requirement from the Minister of National Revenue for payment pursuant to
Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section or any other Person in respect of Borrower of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any other Person in respect of Borrower or otherwise issued in respect of Borrower.

10.2     Remedies

(1) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent and Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral. In exercising its remedies hereunder Agent and Lenders shall utilize commercially reasonable efforts to preserve the value of the Collateral to the extent required by law.

(2) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, and upon direction of the Required Lenders, Agent shall (a) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for rateable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(7) or 10.1(8), all Obligations shall automatically become immediately due and payable), (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral and carry on the business of Borrower, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Agent, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower, (g) borrow money and use the Collateral directly or indirectly in carrying on Borrower's business or as security for loans or advances for any such purposes, (h) grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges, and otherwise deal with Borrower, debtors of Borrower, sureties and others as Lender may see fit without prejudice to the liability of Borrower or Agent's right to hold and realize the security interest created under any Financing Agreement, and/or (i) terminate this Agreement. If any of the Collateral is sold or leased by or on behalf of Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(3) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order and using such conversion rates as Agent may elect, whether or not then due. Borrower shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including legal costs and expenses.

(4) Subject to compliance with the requirements of Section13.1, Agent shall remit any cash proceeds remaining after final payment in full of the Obligations to Borrower.

(5) Without limiting the foregoing, upon the occurrence of an Event of Default, Agent may, and upon the direction of Required Lenders shall, without notice, (a) cease making Loans or arranging Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (b) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made to Borrower.

(6) Agent may appoint, remove and reappoint any person or persons, including an employee or agent of Agent to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibilities for his acts, be deemed to be the agent of Borrower and not of Agent or Lender, and neither Agent nor any Lender shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, his employees or agents except to the extent caused by the gross negligence or wilful misconduct of Agent or such Lender as determined by a final non-appealable order of a court of competent jurisdiction. Except as otherwise directed by Agent, all money received by such Receiver shall be received in trust for and paid to Agent for rateable benefit of Lender. Such Receiver shall have all of the powers and rights of Agents and Lenders described in this Section 10.2(6). Lender may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

(7) Borrower shall pay all costs, charges and expenses incurred by Agent or Lender or any Receiver or any nominee or agent of Agent or any Lender, whether directly or for services rendered (including, without limitation, solicitor's costs on a solicitor and his own client basis, auditor's costs, other legal expenses and Receiver remuneration) in enforcing this Agreement or any other Financing Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

Article 11
           JURY TRIAL WAIVER, OTHER WAIVERS AND CONSENTS, GOVERNING LAW

11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver

(1) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein except to the extent that the law of another jurisdiction is specified in a Financing Agreement to be the governing law for that Financing Agreement.

(2) Borrower, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Ontario Superior Court of Justice and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent or any Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

(3) To the extent permitted by law, Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the Canadian mails, or, at Agent's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

(4) BORROWER, AGENT AND EACH LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT, AND EACH LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(5) Agent and Lenders shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement or any other Financing Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement or any other Financing Agreement.

(6) Borrower hereby expressly waives all rights of notice and hearing of any kind prior to the exercise of rights by Lender from and after the occurrence of an Event of Default to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. Borrower waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favour of Lender, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other Financing Agreement.

11.2     Waiver of Notices

         Borrower  hereby  expressly  waives  demand,  presentment,  protest and notice  of  protest  and  notice  of  dishonour  with  respect  to any  and  all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Agent may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

11.3     Amendments and Waivers

(1) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed as provided in Section 11.3(2) hereof. Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided in Section 11.3(2) hereof. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(2) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agent and the Required Lenders, and as to amendments to any of the Financing Agreements, by Borrower; except, that, any change, waiver, discharge or termination with respect to the following shall require the consent of Agent and all Lenders:

(a) reduction in the interest rate or any fees or the extension of the time of payment of interest or any fees or reduction in the principal amount of any Loan or Letter of Credit Accommodations or any extensions of the term of this Agreement pursuant to Section 13.1(1),

(b) increase in the Commitment of any Lender over the amount thereof then in effect or provided hereunder except as contemplated by Section 2.5(1) (it being understood that a waiver of any Event of Default shall not constitute a change in the terms of any Commitment of any Lender),

(c) the release of any Collateral (except as expressly required by the Financing Agreements and except as permitted under Section 12.10(1) hereof),

(d) the reduction of any percentage specified in the definition of Required Lenders,

(e) the consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, or

(f) the increase in the percentage advance rates noted in Section 2.1(a) and 2.1(b).

(3) Notwithstanding anything to the contrary contained in Section 11.3(2) above, in the event that Borrower requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrower and the Required Lenders, Borrower and the Required Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (a) the termination of the Commitment of each of the Minority Lenders, (b) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (c) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment, and (d) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrower and the Required Lenders may determine to be appropriate.

(4) consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

11.4     Confidentiality.

(1) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower or any Obligor pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (a) to the extent required by statute, rule, regulation, subpoena or court order, (b) to bank examiners and other regulators, auditors and/or accountants, (c) in connection with any litigation to which such Lender is a party, (d) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have been instructed to treat such information as confidential in accordance with this Section 11.4 and shall have acknowledged such instructions and agreed to comply therewith or, (e) to counsel for Agent or any Lender or any participant or assignee (or prospective participant or assignee) or (f) field auditors, appraisers and other agents retained by Agent. In the event that any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, such Lender agrees (i) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent such Lender determines in good faith that it will not create any risk of liability to such Lender, that such Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy, and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of such Lender's reasonable expenses, cooperate with Borrower in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent such Lender determines in good faith that it will not create any risk of liability to such Lender.

(2) In no event shall this Section 11.4 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 11.4 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, or in violation of any other confidentiality agreement in favor of Borrower to the extent Agent has actual knowledge of such agreement and the violation thereof at the time it receives such information, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender on a non-confidential basis from a person other than Borrower other than in violation of a confidentiality agreement in favor of a Borrower by such person to the extent Agent has actual knowledge of such agreement and the violation thereof at the time it receives such information, (iii) require Agent or any Lender to return any materials furnished by Borrower to Agent or any Lender, or (iv) prevent Agent or any Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 11.4 shall supersede and replace the obligations of Agent and any Lender under any confidentiality letter signed prior to the date hereof.

11.5     Waiver of Counterclaims

         Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.6     Indemnification

         Borrower shall indemnify and hold Agent and each Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel except to the extent that any of such losses, claims, damages or liabilities, costs or expenses are caused by the gross negligence or wilful misconduct of Agent or such Lender or such director, agent, employee or counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

Article 12
                                    THE AGENT

12.1     Appointment, Powers and Immunities.

         Each Lender hereby irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2     Reliance by Agent.

         Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3     Events of Default.

(1) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or Borrower or Obligor specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Article 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

(2) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or Obligor or any of the Collateral or other property of Borrower or Obligor.

12.4     Congress in its Individual Capacity.

         With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower and any Obligor (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower and any Obligor for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5     Indemnification.

         Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting the Obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

12.6     Non-Reliance on Agent and Other Lenders.

         Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Obligor and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower or Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any Obligor that may come into the possession of Agent.

12.7     Failure to Act.

         Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8     Concerning the Collateral and the Related Financing Agreements.

         Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements relating to the Collateral, for the ratable benefit of Lenders and Agent. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements relating to the Collateral, and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.9 Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

         By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the borrowing base prepared by Agent (each field audit or examination report and weekly report with respect to the borrowing base being referred to herein as a "Report" and collectively, "Reports");

(b) expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any
                  Report, or (B) shall not be liable for any information contained in any Report; provided, that, nothing contained in this Section 12.9 shall be construed to limit the liability of Agent under Section 12.1(c) hereof in the event of the gross negligence or wilful misconduct of Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 11.4 hereof, and not to distribute or use any Report in any other manner.

12.10    Collateral Matters.

(1) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof (provided that in no event shall Special Agent Advances for such purpose exceed an amount equal to ten (10%) percent of the then existing Maximum Credit in the aggregate outstanding at any time), or (ii) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to Agent at the Interest Rate then payable by Borrower in respect of the Loans in accordance with Section 3.1 hereof.

(a) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or
     (iii) constituting property in which Borrower did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value of less than $5,000,000, or (v) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders (and any Lender may require that the proceeds from any sale or other disposition of the Collateral to be so released be applied to the Obligations in a manner satisfactory to such Lender). Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

(b) Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent for itself and the benefit of the Lenders upon any Collateral to the extent set forth above; provided, that,
     (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower in respect of) the Collateral retained by Borrower.

(c) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

12.11    Agency for Perfection.

         Agent and each Lender hereby appoints each Lender as Agent for the purpose of perfecting the security interests in and liens upon the Collateral of Agent for itself and the ratable benefit of Lenders in assets which, in accordance with the PPSA can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

Article 13
                        TERM OF AGREEMENT; MISCELLANEOUS

13.1     Term

(1) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof as it may be extended under this Section 13.1 (the "Renewal Date"), unless sooner terminated pursuant to the terms hereof; provided, that, Agent, Lenders and Borrower may extend the Renewal Date to the date four (4) years from the date hereof by mutual agreement reached at least sixty (60) days prior to the third anniversary of this Agreement. Thereafter, the term of this Agreement may be extended year to year by Borrower, Agent and Lenders for a period of one (1) year by extending the Renewal Date to a date which is one (1) year from the anniversary of the then current Renewal Date in any year by mutual agreement reached at least sixty (60) days prior to then current Renewal Date unless sooner terminated pursuant to the terms hereof. Agent or Borrower (subject to the right of Agent, Lenders and Borrower to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the then current Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition Borrower may terminate this Agreement at any time upon fifteen (15) days prior written notice to Agent (which notice shall be irrevocable) and Agent may terminate this Agreement at any time upon an Event of Default. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Agent, for rateable benefit of Lenders, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent, for rateable benefit of Lenders in such amounts as Agent determines are reasonably necessary to secure Agent from loss, cost, damage or expense, including legal fees and expenses, in connection with any contingent Obligations (excluding indemnities under this Agreement for which no claim has been made), including issued and outstanding Letter of Credit Accommodations and cheques or other payments provisionally credited to the Obligations and/or as to which
Agent for rateable benefit of Lenders has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Canadian Dollars or US Dollars, as applicable, to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Toronto time.

(2) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until Agent for itself and rateable benefit of Lenders has received release documentation satisfactory to it and all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Agent and Lender, hereunder, under the other Financing Agreements and applicable law, shall remain in effect until such release documentation has been received and all such Obligations have been fully and finally discharged and paid. Agent shall be required to execute such release documentation satisfactory to it upon payment of all Obligations. Upon termination of this Agreement in accordance with this Section, Agent, at the request and expense of Borrower shall execute such documents and instructions and take such other actions as may be reasonably required to terminate any lien or security interest held by Agent and Lenders for itself and shall transfer its interest therein to Borrower.

(3) If for any reason this Agreement is terminated (whether voluntarily or involuntarily or as a result of an Event of Default) on or prior to the second anniversary of the Closing Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Agent's and each Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

       Amount                                             Period

(a)  $1,500,000 (1.5% of  $100,000,000)      From  the  Closing   Date  hereof
                                             to and including the first
                                             anniversary thereof

(b)  $750,000 (0.75% of $100,000,000)        Thereafter  to and  including  the
                                             second anniversary of the Closing
                                             Date


Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(6) and 10.1(7) hereof, even if Agent does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under any applicable reorganization or insolvency legislation. The early termination fee provided for in this Section 13.1 shall be deemed included in the Obligations.

         (4) Any reference in this Agreement to the termination or non-renewal of this Agreement shall mean the date on which this Agreement is terminated or expires and not the date on which notice to do so is given.

13.2     Notices

         All notices, requests and demands hereunder shall be in writing and (a) made to Agent and Lenders at their addresses set forth below and to Borrower at its chief executive office set forth below with a copy to Merisel, Inc., 200 Continental Blvd. El Segundo, CA 90245, Fax: (310) 615-6882, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered mail, return receipt requested, five (5) days after mailing.

13.3     Partial Invalidity

         If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.4     Successors

         This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lenders, Agent, Borrower and its respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. No Lender may assign its rights and obligations under this Agreement (or any part thereof) without the prior written consent of all Lenders and Agent, except as permitted under Section 13.5 hereof. Any purported assignment by a Lender without such prior express consent or compliance with Section 13.5 where applicable, shall be void. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.5     Assignments; Participations

(a) Each Lender may (i) assign all or a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit Accommodations) and the other Financing Agreements; to its parent company and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company or to one or more Lenders, or (ii) assign all, or if less than all a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such rights and obligations under this Agreement to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (A) the consent of Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (ii) above.

(b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor or any of their Subsidiaries or the performance or observance by Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning Borrower, any Obligor or its Subsidiaries in the possession of Agent or any Lender from time to time to assignees and Participants.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, any Obligor, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and
     (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements and (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation,

13.6 Participant's Security Interests.

                  If a Participant shall at any time participate with any Lender in the Loans and Letter of Credit Accommodations, Borrower hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrower in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct Lender.

13.7     Entire Agreement

         This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.8     Headings

         The division of this Agreement into Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

13.9     Judgment Currency

         To the extent permitted by applicable law, the obligations of Borrower in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the "Other Currency") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the "Agreed Currency") that Lender may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Lender receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Borrower shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Borrower not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section, continue in full force and effect.

13.10    Execution in Counterparts

         This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

13.11    Facsimile

         This Agreement may be executed and delivered by facsimile transmission and the parties may rely on all such facsimile signatures as though such facsimile signatures were original signatures.

13.12    Choice of Language

         The parties hereto confirm that they have requested that this Agreement and all documents related hereto be drafted in English. Les parties aux presentes ont exige que cette convention ainsi que tout document connexe soient rediges en anglais.

         IN WITNESS WHEREOF, Agent, Lenders and Borrower have caused these presents to be duly executed as of the day and year first above written.


                                CONGRESS FINANCIAL CORPORATION (CANADA)

                                 By:
                                 ---------------------------------------
                                  Name:    Harry Rosenfeld
                                  Title:   Senior Vice President

                                  Address:
                                  -------
                                  141 Adelaide Street West
                                  Suite 1500
                                  Toronto, Ontario
                                  M5H 3L9
                                  Fax:  (416) 364-3990

                                  MERISEL CANADA INC.


                                  By:
                                           -----------------------------------
                                           Name:    Charles Freedman
                                           Title:   Vice President and Treasurer


                                  By:
                                           -----------------------------------
                                           Name:    Karen Tallman
                                           Title:   Vice President and Secretary

                                  Chief Executive Office:
                                  200 Ronson Drive
                                  Etobicoke, Ontario
                                  M9W 5Z9
                                  Fax:  (416) 240-2617

                                  Attention:  Senior Financial Officer